UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 10, 2015

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36056	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 8.01 hereof is incorporated by reference into this Item 3.02.

To the extent that any shares of common stock are issued upon conversion of the Debentures, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Debentures and any resulting issuance of shares of common stock.

ITEM 8.01.	Other Events.

Note Exchanges.

On June 10, 2015, Nuance Communications, Inc. (“Nuance”) entered into separate privately negotiated agreements with certain holders of its 2.75% Senior Convertible Debentures due 2031 (the “Existing Debentures”) to exchange in a private placement (the “Exchange Transactions”) approximately $256 million in aggregate principal amount of Existing Debentures for approximately $264 million in aggregate principal amount of new 1.50% Senior Convertible Debentures due 2035 (the “New Debentures”) of Nuance.

Nuance anticipates that the closings of the Exchange Transactions will occur on or about June 16, 2015.

Following the closings of the Exchange Transactions, Nuance anticipates that approximately $434 million in aggregate principal amount of the Existing Debentures will remain outstanding.

Summary of Terms of the New Debentures.

The New Debentures will be issued under an indenture, to be dated on or about June 16, 2015, between Nuance and U.S. Bank National Association, as trustee.

The material terms of the Indenture and the New Debentures governed thereby are as follows:

Maturity. November 1, 2035.

Regular Interest. The New Debentures will bear interest at a rate of 1.50% per year. Interest is payable in cash semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2015.

Contingent Interest. In addition to ordinary interest and default additional interest, beginning with the semi-annual interest period commencing on November 1, 2021, contingent interest will accrue during any regular semi-annual interest period where the average trading price of the New Debentures for the 10 trading day period immediately preceding the first day of such semi-annual period is greater than or equal to $1,200 per $1,000 principal amount of the debentures, in which case, contingent interest will accrue at a rate of 0.50% per annum of such average trading price.

Conversion Rights. The New Debentures will be convertible at a holder’s option at an initial conversion rate of 42.9978 shares of common stock per $1,000 principal amount of New Debentures (equivalent to a conversion price of approximately $23.26 per share), subject to adjustment. Holders will have the right to convert their New Debentures at their option at any time prior to the business day immediately preceding the maturity date only under the following circumstances: (1) prior to May 1, 2035, on any date during any fiscal quarter beginning after September 30, 2015 (and only during such fiscal quarter), if the closing sale price of a share of common stock was more than 130% of the then current conversion price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the previous fiscal quarter; (2) at any time on or after May 1, 2035; (3) with respect to any New Debentures called for redemption, until the close of business on the business day immediately prior to the redemption date; (4) if Nuance distributes to all or substantially all holders of its common stock rights or warrants entitling them to purchase, for a period of 45 calendar days or less, shares of common stock at a price less than the average closing sale price of Nuance’s common stock for the ten trading days preceding the declaration date for such distribution; (5) if Nuance distributes to all or substantially all holders of its common stock, cash or other assets, debt securities or rights to purchase securities, which distribution has a per share value exceeding 10% of the closing sale price of common stock on the trading day preceding the declaration date for such distribution; (6) if Nuance is party to a specified business combination that does not constitute a fundamental change; (7) during a specified period if a fundamental change occurs; or (8) during the five consecutive business-day period immediately following any five consecutive trading-day period in which the trading price for $1,000 principal amount of the New Debentures for each day during such five trading-day period was less than 98% of the closing sale price of Nuance’s common stock period multiplied by the then current conversion rate on each such day.

Settlement of Conversions. Upon conversion, Nuance will the right to settle conversions, at its election, in cash (except that Nuance may not elect to pay cash in lieu of more than 80% of the number of shares it is otherwise obligated to deliver) and/or shares of its common stock, if any, based on a daily conversion value calculation over a 20 trading day measurement period.

Purchase at Option of Holders Upon a Fundamental Change. If a fundamental change (as defined in the Indenture) occurs prior to maturity, holders of the Debentures will have the right to require Nuance to purchase all or a portion of their New Debentures in cash at a purchase price equal to 100% of the principal amount of the New Debentures being repurchased, plus accrued and unpaid interest (including additional interest), if any, to, but excluding, the repurchase date.

Optional Redemption by Nuance. Nuance will have the right to redeem some or all of the New Debentures on or after November 5, 2021, for cash at a redemption price equal to 100% of the principal amount of Debentures redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Optional Repurchase by Holders. Holders will have the right to require Nuance to repurchase all or a portion of their New Debentures on November 1, 2021, November 1, 2026 and November 1, 2031 at a cash repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date.

Ranking. The New Debentures will be Nuance’s general senior unsecured obligations, ranking equally in right of payment to all of Nuance’s existing and future unsecured, unsubordinated indebtedness and senior in right of payment to any indebtedness that is contractually subordinated to the New Debentures. The New Debentures will be effectively subordinated to Nuance’s secured indebtedness to the extent of the value of the collateral securing such indebtedness and are structurally subordinated to indebtedness and other liabilities of Nuance’s subsidiaries.

Events of Default. The following will constitute events of default under the Indenture that could, subject to certain conditions, cause the principal amount of the New Debentures plus accrued and unpaid interest (including additional interest), if any, to become due and payable: (1) a default by Nuance in the payment of any interest when due on any of the New Debentures, which default continues for 30 days; (2) a default by Nuance in the payment when due of any principal on any of the New Debentures at maturity, or upon repurchase or redemption; (3) a failure by Nuance to deliver cash and, if applicable, shares of common stock upon conversion of a New Debenture, which continues for five business days following the scheduled settlement date for such conversion; (4) a default by Nuance in its obligation to provide notice of the occurrence of a fundamental change as required by the Indenture; (5) a failure by Nuance to perform or observe any other term, covenant or agreement contained in the new Debentures or the Indenture, and such default continues for 60 days after receipt of notice of such default; (6) a default by Nuance or any of its significant subsidiaries under any indebtedness for borrowed money that results in the acceleration of indebtedness, or the failure to pay any such indebtedness at maturity, in each case in an aggregate amount in excess of $50 million, and such indebtedness is not discharged and acceleration is not rescinded, stayed or annulled within 30 days after receipt of notice of such default; (7) a final judgment for the payment of $50 million or more (excluding any amounts covered by insurance or subject to a binding indemnity from a financially responsible third party with resources sufficient to pay such indemnity obligation when due) is rendered against Nuance or any of its significant subsidiaries, and such judgment is not discharged or stayed within 90 days; or (8) certain events of bankruptcy, insolvency or reorganization of Nuance or any significant subsidiary.

Certain Tax Matters. Nuance expects to treat the New Debentures as indebtedness subject to the Treasury regulations governing contingent payment debt instruments issued in exchange for publicly traded property for U.S. federal income tax purposes and to treat the Exchange Transactions as a tax-free recapitalization for U.S. federal income tax purposes.

Accounting for the Exchange Transactions.

Nuance expects the Exchange Transactions will add an additional Generally Accepted Accounting Principles (“GAAP”) loss of approximately $17 million resulting from the extinguishment of the Existing Debentures.

Certain Securities Laws Matters. Nuance offered the New Debentures in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the New Debentures to certain holders of the Existing Debentures did not involve a public offering, the solicitation of offers for the New Debentures was not done by any form of general solicitation or general advertising, and offers for the New Debentures were only solicited from persons believed to be institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act or “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act. The New Debentures and any shares of Nuance’s Common Stock that may be issued upon conversion of the New Debentures will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Statements in this Current Report on Form 8-K regarding the issuance of the New Debentures, the accounting treatment of the Exchange Transactions (including the GAAP loss due to the extinguishment of the Existing Debentures), future performance and Nuance management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact should also be considered to be forward-looking statements (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions). There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2014 and Nuance’s quarterly reports filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of filing of this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K should not be viewed as a substitute for full GAAP financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: June 11, 2015	By:	/s/ Tom Beaudoin
Tom Beaudoin Executive Vice President, and Chief Financial Officer